Exhibit 99.1

       Pier 1 Imports Reports Fourth Quarter and Fiscal Year 2005 Earnings



    FORT WORTH, Texas--(BUSINESS WIRE)--April 7, 2005--Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share of $0.21 for the fourth quarter ended February 26, 2005, including a non-recurring, after-tax charge of $3.9 million, or $0.05 per diluted share, due to the cumulative correction of certain lease-related expenses for free rent periods on leases entered into from fiscal years 1996 to 2004. Free rent periods for store operating leases begin when the Company takes possession of the property and continue until rent payments begin, usually at the store opening date. This cumulative adjustment will have no effect on historical or future net cash flows or the timing of payments under the related leases. Excluding the lease accounting adjustment, fourth quarter earnings per diluted share would have been $0.26. Reported net income for the fourth fiscal quarter was $18,799,000, compared to last year's net income of $48,309,000. Sales for the fourth quarter were $525,826,000, a 5.3% decrease from last year's $555,256,000, and comparable store sales declined 10.7% for the period.
    Fiscal year 2005 diluted earnings per share for the twelve-month period ended February 26, 2005, amounted to $0.68, including the non-recurring, after-tax cumulative charge for a lease accounting adjustment recorded in the fourth quarter. Excluding this lease accounting adjustment, the fiscal year diluted earnings per share would have been $0.72 per share, versus $1.29 per diluted share last year. Reported net income for fiscal year 2005 was $60,457,000, compared to last year's $118,001,000. Sales for the fiscal year were $1,897,853,000, up 1.6% over last year's $1,868,243,000. Fiscal year
2005 comparable store sales declined 5.8% from the prior year.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Fiscal year 2005 was a challenging year for Pier 1. Although net income declined, we believe that critical investments were made in longer-term strategies with major changes in merchandising, marketing and store operations. Despite negative comparable store sales in fiscal 2005, the Company generated $142 million of cash from operations, ending the fiscal year with cash and cash equivalents of $189 million. We returned $93 million of excess cash to shareholders through cash dividends of $35 million and $58 million, representing 3.2 million shares of Company stock repurchased during the year. Currently, there is $111 million remaining in the Board-authorized repurchase program."
    The Company will host a conference call to discuss fiscal 2005 fourth quarter and year-end earnings at 10:00 a.m. Central Time today. A web cast is available on our website at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID number 4453535. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors. The replay will be available at about 12:00 p.m. (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 4453535.
    This press release includes non-GAAP diluted earnings per share information due to the exclusion of the cumulative lease accounting adjustment charge recorded during the fourth quarter of fiscal year 2005. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business operations, and facilitate comparisons to our historical operating results and to our guidance for fiscal year 2006. See the last page of this release for the reconciliation of the non-GAAP financial measures.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2005. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores primarily in the United Kingdom; and Pier 1 kids(R) and Cargokids(R) stores.

                       (Financial Tables Follow)



                         Pier 1 Imports, Inc.
                         --------------------

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands except per share amounts)
                              (unaudited)

                          Three Months Ended     Twelve Months Ended
                           Feb. 26,  Feb. 28,   Feb. 26,    Feb. 28,
                             2005      2004       2005        2004
                         ----------- --------- ----------- -----------

Net sales                  $525,826  $555,256  $1,897,853  $1,868,243

Operating costs and
 expenses:
   Cost of sales
    (including buying and
    store occupancy)        330,660   319,043   1,170,588   1,086,623
   Selling, general and
    administrative
    expenses                148,940   147,036     573,213     544,536
   Depreciation and
    amortization             16,252    13,363      58,290      50,927
                         ----------- --------- ----------- -----------
                            495,852   479,442   1,802,091   1,682,086
                         ----------- --------- ----------- -----------

      Operating income       29,974    75,814      95,762     186,157

Nonoperating (income) and
 expenses:
   Interest and
    investment income        (1,519)   (1,228)     (2,723)     (2,851)
   Interest expense             846       348       1,644       1,692
                         ----------- --------- ----------- -----------
                               (673)     (880)     (1,079)     (1,159)
                         ----------- --------- ----------- -----------

      Income before
       income taxes          30,647    76,694      96,841     187,316

Provision for income
 taxes                       11,848    28,385      36,384      69,315
                         ----------- --------- ----------- -----------

Net income                  $18,799   $48,309     $60,457    $118,001
                         =========== ========= =========== ===========

Earnings per share:
       Basic                  $0.22     $0.55       $0.69       $1.32
                         =========== ========= =========== ===========

       Diluted                $0.21     $0.53       $0.68       $1.29
                         =========== ========= =========== ===========

Average shares
 outstanding during
 period:
       Basic                 86,454    88,617      87,037      89,294
                         =========== ========= =========== ===========

       Diluted               87,965    91,089      88,838      91,624
                         =========== ========= =========== ===========




                         Pier 1 Imports, Inc.
                         --------------------

                     CONSOLIDATED BALANCE SHEETS
               (in thousands except per share amounts)
                             (unaudited)

                                           February 26, February 28,
                                              2005          2004
                                          ------------ -------------
ASSETS

Current assets:
   Cash and cash equivalents, including
    temporary investments of $178,289 and
    $208,984, respectively                   $189,081      $225,101
   Beneficial interest in securitized
    receivables                                35,690        44,331
   Other accounts receivable, net              11,744        14,226
   Inventories                                380,730       373,870
   Prepaid expenses and other current
    assets                                     43,445        40,623
                                          ------------ -------------
        Total current assets                  660,690       698,151

Properties, net                               337,630       290,420
Other noncurrent assets                        77,429        63,602
                                          ------------ -------------
                                           $1,075,749    $1,052,173
                                          ============ =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                          $113,502      $100,640
   Gift cards and other deferred revenue       61,347        59,385
   Accrued income taxes payable                11,866        25,982
   Other accrued liabilities                  102,294        93,881
                                          ------------ -------------
        Total current liabilities             289,009       279,888

Long-term debt                                 19,000        19,000
Other noncurrent liabilities                  103,371        69,654

Shareholders' equity:
   Common stock, $1.00 par, 500,000,000
    shares authorized, 100,779,000 issued     100,779       100,779
   Paid-in capital                            141,850       145,384
   Retained earnings                          656,692       630,997
   Cumulative other comprehensive (loss)
    income                                     (1,426)        1,667
   Less -- 14,459,000 and 12,473,000
    common shares in treasury, at cost,
    respectively                             (233,526)     (195,196)
                                          ------------ -------------
                                              664,369       683,631
                                          ------------ -------------
                                           $1,075,749    $1,052,173
                                          ============ =============




                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                            February 26,  February 28,
                                                2005          2004
                                            ------------ -------------

Cash flow from operating activities:
   Net income                                   $60,457      $118,001
   Adjustments to reconcile to net cash
    provided by operating activities:
        Depreciation and amortization            75,624        64,606
        Loss on disposal of fixed assets          1,056           143
        Deferred compensation                     7,710         6,573
        Lease termination expense                 2,243         3,258
        Deferred income taxes                     2,035           184
        Tax benefit from options exercised
         by employees                             3,668         4,897
        Other                                     7,279         4,894
   Changes in cash from:
       Inventories                               (6,860)      (40,520)
       Other accounts receivable, prepaid
        expenses and other current assets       (11,302)      (16,927)
       Accounts payable and accrued
        expenses                                 14,071        34,410
       Accrued income taxes payable             (14,116)          184
       Other noncurrent assets                      336        (2,027)
                                            ------------ -------------
             Net cash provided by operating
              activities                        142,201       177,676
                                            ------------ -------------

Cash flow from investing activities:
   Capital expenditures                         (99,239)     (121,190)
   Proceeds from disposition of properties        3,852        34,450
   Net change in restricted cash                (10,807)       (8,752)
   Beneficial interest in securitized
    receivables                                   8,641        (5,143)
                                            ------------ -------------
             Net cash used in investing
              activities                        (97,553)     (100,635)
                                            ------------ -------------

Cash flow from financing activities:
   Cash dividends                               (34,762)      (26,780)
   Purchases of treasury stock                  (58,210)      (76,009)
   Proceeds from stock options exercised,
    stock purchase plan and other, net           12,304        15,125
   Repayments of long-term debt and notes
    payable                                           -        (6,390)
                                            ------------ -------------
             Net cash used in financing
              activities                        (80,668)      (94,054)
                                            ------------ -------------

Change in cash and cash equivalents             (36,020)      (17,013)
Cash and cash equivalents at beginning of
 period                                         225,101       242,114
                                            ------------ -------------
Cash and cash equivalents at end of period     $189,081      $225,101
                                            ============ =============



                         Pier 1 Imports, Inc.
                         --------------------

        RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE
                             (unaudited)

                                    Periods Ended February 26, 2005

                                     Three Months   Twelve Months
                                     ------------   -------------
Reported Diluted Earnings per Share      $0.21          $0.68
Impact of Lease Accounting
 Adjustment (1)                           0.05           0.04
                                      ---------       ---------
Non-GAAP Diluted Earnings per Share      $0.26          $0.72
                                      =========       =========

(1) The per share amounts of the lease accounting adjustment are different for the quarter and year-to-date periods because of differences in the weighted average number of diluted shares outstanding for the two periods.


    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400